Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-6 of our reports dated April 27, 2007 and April 20, 2007, relating to the financial statements of TIAA-CREF Life Separate Account VLI-1 and TIAA-CREF Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

New York, New York

April 27, 2007